Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Inspirato Incorporated

(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, $0.0001 par value per share, reserved for issuance pursuant to the Inspirato 2021 Equity Incentive Plan	Other	17,002,919	(2)	$6.62	(5)	$112,559,323.78	0.0000927	$10,434.25
Equity	Class A common stock, $0.0001 par value per share, reserved for issuance pursuant to the Inspirato 2021 Employee Stock Purchase Plan	Other	3,415,625	(3)	$5.63	(6)	$19,219,721.88	0.0000927	$1,781.67
Equity	Class A common stock, $0.0001 par value per share, reserved for issuance pursuant to outstanding options under the Inspirato LLC 2012 Unit Option Plan	Other	7,642,024	(4)	$0.78	(7)	$5,960,778.72	0.0000927	$552.57
Total Offering Amounts							$137,739,824.38		$12,768.49
Total Fee Offsets									–
Net Fee Due									$12,768.49

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock, par value $0.0001 (“Class A Common Stock”), that become issuable under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) and the Registrant’s Inspirato LLC 2012 Unit Option Plan (the “2012 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of outstanding shares of Class A Common Stock.

(2)	Represents shares of Class A Common Stock reserved for issuance pursuant to future awards under the 2021 Plan. The number of shares of Class A Common Stock available under the 2021 Plan will be increased by any shares of Class A Common Stock underlying awards (the “Rollover Awards”) issued upon conversion of existing awards outstanding under the 2012 Plan immediately prior to the consummation of the transactions contemplated by the Business Combination Agreement, dated as of June 30, 2021, as amended, by and among the Registrant (formerly known as Thayer Ventures Acquisition Corporation) and the other parties thereto, that, on or after the effectiveness of the 2021 Plan, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Registrant for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest. The maximum number of shares that can be added to the 2021 Plan from Rollover Awards is 7,453,734. See footnote 4 below.
(3)	Represents shares of Class A Common Stock reserved for issuance pursuant under the 2021 ESPP.
(4)	Represents shares of Class A Common Stock reserved for issuance pursuant to options outstanding under the 2012 Plan as of the date of this Registration Statement. Any shares subject to awards outstanding under the 2012 Plan that, on or after the date of this Registration Statement, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Registrant for payment of an exercise price or for satisfying tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest will become available for issuance as shares of Class A Common Stock under the 2021 Plan, subject to the maximum limit set forth in the 2021 Plan. See footnote 2 above.
(5)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee on the basis of $6.62 per share, which is the average of the high and low prices of the Class A Common Stock as reported on the Nasdaq Global Market on April 13, 2022, which date is within five business days prior to the filing of this Registration Statement.
(6)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee on the basis of $6.62 per share, which is the average of the high and low prices of the Class A Common Stock as reported on the Nasdaq Global Market on April 13, 2022, which date is within five business days prior to the filing of this Registration Statement, multiplied by 85%, which is the minimum percentage of the price per share applicable to purchases under the 2021 ESPP. Pursuant to the 2021 ESPP, the purchase price of the shares of Class A Common Stock reserved for issuance thereunder will be 85% of the lower of the fair market value of Class A Common Stock on the Enrollment Date or the Exercise Date (as such terms are defined in the 2021 ESPP).
(7)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $0.78 per share, the weighted-average exercise price of stock options outstanding under the 2012 Plan as of the date of this Registration Statement.